                                                                 EXHIBIT 12



                          NUI CORPORATION AND SUBSIDIARIES
                   CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES
                                       (000's)

                                                  Year Ended September 30,
                                     1998      1997      1996      1995      1994

   Income from continuing
    operations before
    income taxes                   $21,024   $30,172   $23,040   $ 8,644   $12,883


      Less:
        Adjustment related to
         equity investments
         investments                  (402)   (2,317)       --         --        --

      Add:

       Interest element of
        rentals charged to
        income (a)                   3,239     3,299     2,930     3,220      3,173
       Interest expense             20,496    21,374    19,808    20,032     16,443
                                   -------   -------   -------   -------    -------
          Earnings as defined      $44,357   $52,528   $45,782   $31,896    $32,449
                                   =======   =======   =======   =======    =======

       Interest expense             20,496    21,374    19,808    19,814     16,323
       Capitalized interest            272       186       150       218        120
       Interest element of
        rentals charged
        to income (a)                3,239     3,299     2,930     3,220      3,173
                                   -------   -------   -------   -------    -------
          Fixed charges as
           defined                 $24,007   $24,859   $22,888   $23,252    $19,616
                                   =======   =======   =======   =======    =======

        CONSOLIDATED RATIO OF
        EARNINGS TO FIXED
        CHARGES                      1.85      2.11      2.00      1.37       1.66
                                     ----      ----      ----      ----       ----


<F1>
          (a) Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined.
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